UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 3, 2017

                             FRP HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

	        FLORIDA		 001-36769	    47-2449198
	    ----------------	-----------	-------------------
	    (State or other	(Commission	(I.R.S. Employer
	    jurisdiction	File Number)	Identification No.)
	    of incorporation

200 W. Forsyth Street, 7th Floor
Jacksonville, Florida					  32202
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(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (904) 858-9100

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       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s. 240.12b-2 of this chapter).
                                                Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

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                         CURRENT REPORT ON FORM 8-K

                             FRP HOLDINGS, INC.

                               August 3, 2017


ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

	In our recent month ending July 31, 2017, Phase I (Dock 79) of the development known as RiverFront on the Anacostia in Washington, D.C., a 300,000 square foot residential apartment building developed by a joint venture between the Company and MRP SE Waterfront Residential, LLC ("MRP"), reached stabilization, meaning 90% of the individual apartments have been leased and are occupied by third party tenants. Upon reaching stabilization, the Company has, for a period of one year, the exclusive right to (i) cause the joint venture to sell the property or (ii) cause the Company's and MRP's percentage interests in the joint venture to be adjusted so as to take into account the value of the development at the time of stabilization. The Company's right described herein, which was granted in the Limited Liability Company Agreement between the Company and MRP, dated March 30, 2012, was automatically triggered upon the development reaching stabilization. Accordingly, no additional consideration was paid for this acquisition of control.

	The attainment of stabilization also results in a change of control for accounting purposes as the veto rights of the minority shareholder lapsed and the Company became the primary beneficiary. As such, beginning July 1, 2017, the Company will consolidate the assets (at current fair value), liabilities and operating results of the joint venture. This consolidation will have a material impact on the Company's balance sheet as the Company is required to recognize the fair value of the assets and record the related debt of the joint venture. Solely for the purposes of illustration, if the current fair value of the assets of the joint venture is estimated at approximately $145 million, then as of July 1, 2017, the total assets of the Company would increase by approximately $139 million, the liabilities of the Company would increase by approximately $93 million and total equity would increase by approximately $46 million.

	The company is in process of obtaining an opinion of fair value of the assets of the joint venture and finalizing the accounting entries to effect the consolidation, including an anticipated gain upon the consolidation which may range from $20 million to $25 million depending upon the ultimate fair value determination.




                                SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

				FRP Holdings, Inc.

Date:  August 3, 2017	        By:  /s/ John D. Milton, Jr.
      				-------------------------------------------
				John D. Milton, Jr.
				Executive Vice President
                                and Chief Financial Officer

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